EXHIBIT 10.3

                   MANAGED PRESCRIPTION DRUG PROGRAM AGREEMENT


     This Managed Prescription Drug Program Agreement is made to be effective as of the 1st day of May, 1996, by and between Express Scripts, Inc., a Delaware corporation ("ESI"), and NYLCare Health Plans of Maine, Inc., a Maine corporation ("Sponsor").

                                    RECITALS

     1. ESI is in the business of providing, managing and administering prescription drug programs, including the maintenance of a nationwide network of pharmacies, claims administration, mail service dispensing and delivery of prescription drugs, generation of prescription drug management and utilization reports and other pharmacy management services.

     2. Sponsor is engaged in the business of arranging for the provision of health care services pursuant to applicable federal and state laws, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. Sec. 1001 ET. SEQ.) and the Maine Health Maintenance Organization Act of 1975, as amended (24-A MRSA Sec. 4201 ET. SEQ.), and is licensed as a health maintenance organization under the applicable laws of the State of Maine and the rules and regulations promulgated thereunder (such rules, laws and regulations, collectively, the "Health Laws"), to persons enrolled in Sponsor's prepaid health care plans or who participate in employer-funded health plans administered by Sponsor.

     3. Sponsor is a majority owned subsidiary of NYLCare Health Plans, Inc., a Delaware corporation ("NYLCare"), formerly known as Sanus Corp. Health Systems.

     4. NYLCare and ESI are parties to an Amended and Restated Agreement entered into as of March 29, 1995 (the "NYLCare Agreement").

     5. Sponsor and ESI desire to enter into an agreement  concerning  the terms
and  conditions   under  which  ESI  will  provide,   manage  and  administer  a
prescription drug program for Sponsor.


                    SUBJECT TO APPROVAL OF THE STATE OF MAINE

                            DEPARTMENT OF INSURANCE.

                                    AGREEMENT

                                    SECTION I
                                   DEFINITIONS

     The following terms used in this Agreement shall have the meanings set forth below:

     "Agreement," "hereof" and "hereunder" and words of similar import, refer to this Managed Prescription Drug Program Agreement, including all exhibits hereto, each as it may be amended from time to time in accordance herewith.

     "Average Wholesale Price" or "AWP" means the average wholesale price of a prescription drug as determined by the most current issue of First DataBank Services; provided, however, that should such pricing service not be reasonably commercially available at any time, the AWP shall be determined from a mutually agreed upon alternative source generally recognized in the retail drug industry.

     "Copayment" means that portion of the charge for each prescription for a Covered Drug, after the Member's Deductible has been satisfied, that is the responsibility of the Member. The Copayments shall be determined as set forth on EXHIBIT B hereto.

     "Covered Drug" means those prescription drugs, supplies and other items that are covered under the Prescription Drug Program, as indicated on EXHIBIT A hereto.

     "Deductible" means the aggregate annual amount the Member is required to pay for Covered Drugs before becoming entitled to the benefits under the Prescription Drug Program, in addition to Copayments, as set forth on EXHIBIT B.

     "Effective Date" means May 1, 1996.

     "Eligibility Reports" means the reports issued by Sponsor to ESI pursuant to Section 2.2 hereof, which shall indicate the name of each current Member as of the date of such report and such other information as ESI may reasonably request.

     "ESI Products" shall have the meaning set forth in Section 2.12 hereof.

     "Formulary" means a list of prescription drugs and preferred products that physicians are encouraged to prescribe, consistent with their professional medical judgment and applicable medical and pharmacy laws and procedures.

     "Identification Card" means a printed identification card issued by Sponsor to a Member containing specific information about such Member and the Plan benefits to which he or she is entitled, provided that, upon Sponsor's request, ESI will issue Identification Cards to selected out-of-area Members.

     "Mail Service Pharmacy" means a duly licensed pharmacy operated by ESI which dispenses Covered Drugs to Members via the United States Postal Service, United Parcel Service, or other delivery service.

     "Maximum Reimbursement Amount" or "MRA" means the average price for a generic drug established by ESI using a variety of factors, including but not limited to the First DataBank drug pricing service's published baseline price and the "maximum allowable cost" determined by the U.S. Health Care Financing Administration. ESI periodically updates the MRA to reflect changes in generic drug prices, in its sole discretion.

     "Member" is a subscriber or dependent of a subscriber who is enrolled in or participates in a health plan of Sponsor's, including plans issued or administered by Sponsor, and who is covered by a Rider or similar outpatient prescription drug benefit.

     "Member Submitted Claim Form" means the claim form provided by ESI that the Member must submit to ESI or Sponsor in order to qualify for reimbursement of certain claims under the Prescription Drug Program, as set forth in Section 2.5 hereof.

     "Metropolitan Area" means a city and all of its suburbs within a reasonable commuting distance.

     "Non-Participating Pharmacy" means any pharmacy that does not have an agreement with ESI to provide Covered Drugs to Members pursuant to the Prescription Drug Program.

     "Non-Participating  Pharmacy  Claim"  shall have the meaning  specified  in
Section 2.5 hereof.

     "NYLCare" shall have the meaning specified in the Recitals hereto.

     "NYLCare Agreement" shall have the meaning specified in the Recitals hereto.

     "Participating Pharmacy" means any pharmacy which has executed an agreement with ESI to provide Covered Drugs to Members pursuant to the Prescription Drug Program.

     "Plan" means the Member's health plan that includes the Prescription Drug Program.

     "Prescription Drug Program" means the prescription drug services and benefits specified by Sponsor which are provided to Members under this Agreement.

     "Rider" means a supplement to a Plan under which Members are entitled to the prescription drug benefits described in such supplement.

     "Usual and Customary Retail Price" means the usual and customary retail price to the general public in a cash transaction at the pharmacy dispensing the Covered Drug on the date such Covered Drug is dispensed.


                                   SECTION II
                           PRESCRIPTION DRUG SERVICES

2.1      ELIGIBILITY OF MEMBERS

     Sponsor shall provide ESI with an Eligibility Report, in a format agreed upon by the parties, of the Members of each Plan at least ten (10) days prior to the effective date of such Plan. From time to time thereafter, but no less frequently than monthly, Sponsor shall provide ESI with an updated Eligibility Report notifying ESI of a Member's addition to or termination from a Plan. Not less than three (3) business days after ESI has received this notification in computer readable form or five (5) business days after ESI has received this notification in writing, ESI shall enter the eligibility data into its computer and thereafter shall (i) deny all claims for Covered Drugs dispensed to Members after the effective date of termination from a Plan and (ii) accept all claims for Covered Drugs dispensed to new Members after the effective date of their eligibility for a Plan.

2.2.     MAIL SERVICE PHARMACY

     Members may present prescriptions for Covered Drugs to the Mail Service Pharmacy. After presentation of such prescription, ESI shall determine whether the Member is eligible for prescription drug benefits, using the Eligibility Reports provided by Sponsor, and whether the prescription is for a Covered Drug. If the prescription and applicable law do not prohibit substitution of a generic drug equivalent to the prescribed drug, or if ESI obtains the consent of the prescriber, ESI shall dispense the generic substitute to the Member. If the prescription and applicable law permit substitution of a generic substitute and ESI fails to dispense the generic substitute, Sponsor shall only be responsible for the generic drug ingredient cost, and not the brand drug ingredient cost. All prescriptions received by the Mail Service Pharmacy will be reviewed prior to filling for potential allergies disclosed to ESI by the Member or interactions with other Covered Drugs dispensed by the Mail Service Pharmacy or a Participating Pharmacy. If, in the opinion of the dispensing pharmacist, a potentially harmful allergy or drug interaction may exist, the dispensing pharmacist will contact the prescriber to obtain the prescriber's oral consent to fill such prescription. No prescriptions will be refilled without authorization from both the Member and the prescriber. ESI will use its best efforts to fill a prescription within 48 hours of receipt of the prescription at the Mail Service Pharmacy.

     Covered Drugs will be dispensed from the Mail Service Pharmacy in the quantity prescribed by the prescriber, but not to exceed a ninety (90) day supply. ESI shall charge and each Member shall pay the applicable Copayment for each Covered Drug dispensed after any Deductible is satisfied. ESI shall determine when the Deductible is satisfied in accordance with the rates set forth in EXHIBIT C. All prescriptions received by the Mail Service Pharmacy prior to the effective date of termination of the Agreement shall be paid for by Sponsor in accordance with the terms hereof.

2.3      PARTICIPATING PHARMACIES

     (a) NETWORK. Members may fill prescriptions for Covered Drugs through a network of Participating Pharmacies maintained by ESI. EXHIBIT C identifies the ESI network for Sponsor's Prescription Drug Program. ESI shall provide Sponsor with an initial list of the Participating Pharmacies and will notify Sponsor of additions to and deletions from its network of Participating Pharmacies from time to time, but no less frequently than quarterly. Additions to and deletions from the network shall be mutually agreed to by ESI and Sponsor. ESI shall require each Participating Pharmacy to have all licenses and permits required by law for dispensing prescription drugs in the states in which such pharmacy operates, and to comply with all standards and procedures set by ESI with respect to the quality of services provided pursuant to this Agreement.

     (b) CREDENTIALLING FILES. ESI shall maintain credentialling files for each Participating Pharmacy. These files are established when a pharmacy becomes a
Participating Pharmacy. These files shall contain evidence of licensure and insurance as required by ESI, and in accordance with this Agreement. These files shall also contain records of any complaints received by ESI concerning Participating Pharmacies and any investigation or other action taken by ESI in response to such complaints. Any other materials prepared or maintained by ESI with respect to the quality of or service provided by Participating Pharmacies, including reports of any audits pursuant to Section 2.3(e) below, shall also be included in the credentialling files. Each Participating Pharmacy shall (i) be duly licensed in good standing in the state in which it dispenses prescriptions, and (ii) maintain all certifications required by the official and professional boards or bodies having authority over the practice of pharmacy in the applicable states. ESI shall require additional evidence of licensure and insurance from a Participating Pharmacy when a state pharmacy board publication indicates that such pharmacy has had disciplinary action taken against it. ESI shall receive copies of state pharmacy newsletters from all states in which
Participating Pharmacies are located and review these newsletters for disciplinary action. Sponsor shall have the right to audit ESI's credentialling files during regular business hours at Sponsor's cost, upon reasonable prior notice to ESI.

     (c) FILLING A PRESCRIPTION. To fill a prescription for a Covered Drug at a Participating Pharmacy, the Member shall present a valid Identification Card and the prescription at a Participating Pharmacy. Each Participating Pharmacy will be required to verify the Member's eligibility through ESI's designated on-line computer system. Participating Pharmacies will be required to dispense Covered Drugs to Members in the amount specified by the prescriber, but not to exceed a thirty (30) day supply, provided that this dispensing limit may be adjusted by Sponsor from time to time, in its sole discretion, upon reasonable notice to ESI. After each Member has met his or her Deductible, Participating Pharmacies shall be required to charge the Member and collect the applicable Copayment for each Covered Drug dispensed.

     (d) CLAIMS PROCESSING. ESI shall provide the following claims processing services through its on-line computer system for all claims submitted for approval by Participating Pharmacies:

         -   Verification of the eligibility of the Member and any applicable
         - Copayments or Deductibles Verification that the prescriber is an authorized prescriber under the Prescription Drug Program, if Sponsor requests
         -   Verification that the claim is for Covered Drugs
         - Verification that the claim is in compliance with the Formulary, if applicable

In all cases Sponsor shall have the final authority to determine whether any rejected or disputed claim shall be allowed.

     (e) PARTICIPATING PHARMACY AUDITS. ESI shall maintain a set of criteria for establishing when a Participating Pharmacy shall be audited and the type of audit that shall be conducted, whether written or on-site, conducted by ESI's internal auditors or its outside auditor. Such audit shall determine the pharmacy's compliance with its agreement with ESI. Sponsor may request that ESI audit a particular individual or chain pharmacy which is a Participating Pharmacy, which request shall be considered by ESI as one of the audit criteria. Such requests shall be directed to ESI's Provider Relations Department. If Sponsor has a reasonable basis for believing that a Participating Pharmacy may be non-compliant with any quality, quality assurance or quality-of-care standards of ESI, or that the Participating Pharmacy may be engaged in fraudulent activities, Sponsor may require that ESI conduct an audit of the Participating Pharmacy. ESI shall provide Sponsor with a copy of a summary of the audit report produced as a result of such audit on a timely basis.

2.4      PRESCRIPTION DRUG FORMULARIES

     (a) DEVELOPMENT AND PROMOTION. ESI will develop and maintain certain Formularies for use by Sponsor, which will apply to Members who obtain Covered Drugs from both the Mail Service Pharmacy and Participating Pharmacies. These Formularies will be revised from time to time, and periodic newsletters will be prepared at ESI's sole cost for Sponsor to distribute to physicians. In addition, at no additional cost to Sponsor, ESI will meet periodically with Sponsor regarding Formulary matters and, as reasonably requested by Sponsor, meet periodically with physicians to encourage Formulary compliance. ESI will also assist Sponsor in developing and promoting Riders which encourage Formulary compliance. ESI shall have representation on any committee of Sponsor's which evaluates the Formularies developed by ESI.

     Sponsor shall assist in the development and promotion of the Formularies, which shall include the following:

     (i) If appropriate, staff of Sponsor shall participate in the Pharmacy & Therapeutics ("P&T") Committee established by ESI, which will develop and periodically review and revise the formularies; and

     (ii) Develop methodologies for informing physicians concerning the Formularies, and encouraging Formulary compliance, including distribution of the Formularies, a quarterly newsletter and other communications concerning the Formularies.

     (b) DISEASE MANAGEMENT PROGRAMS SPONSORED BY PHARMACEUTICAL MANUFACTURERS. Sponsor and ESI shall jointly evaluate any disease management program provided by any pharmaceutical manufacturer to ensure consistency with the Formularies developed by ESI prior to the time Sponsor agrees to or enters into any such program with a pharmaceutical manufacturer.

2.5      CLAIMS PROCESSING INVOLVING NON-PARTICIPATING PHARMACIES

     Upon submission of claims in accordance with the terms hereof, ESI shall process claims on behalf of Members for Covered Drugs dispensed by pharmacies other than Participating Pharmacies ("Non-Participating Pharmacy Claims") as provided in Section 2.3(d) hereof. Non-Participating Pharmacy Claims shall also include claims from Members who have obtained prescriptions from Participating Pharmacies without using their Identification Cards. For such a claim to be processed, the Member must submit a hard-copy Member Submitted Claim Form directly to ESI. ESI shall use reasonable efforts to process such claims in accordance with Section 2.3(d) hereof and send a reimbursement to the Member within five (5) business days of the date the completed claim is received.

2.6      MANAGEMENT INFORMATION REPORTS

     On a quarterly basis at no additional charge, ESI shall provide Sponsor with certain management information reports which shall include the information set forth below by employer or covered group:

                  o The Top 100 Drugs Dispensed.
                  o The Number of Generic Drugs Dispensed
                  o Exception Reports for Heavy Utilization
                  o The Average Cost of Prescriptions Filled
                  o Cost by Member number

     ESI will also provide Sponsor with certain standard drug utilization review reports that ESI also provides to other clients, upon Sponsor's request and at no additional charge. As of the date hereof, these reports include the reports set forth on EXHIBIT D hereto.

2.7      CONSULTING SERVICES

     ESI will, for no additional compensation, upon Sponsor's reasonable request, provide quarterly management letters that include interpretation of Management Information Reports and cost analysis of the Prescription Drug Program.

2.8      QUALITY MANAGEMENT/IMPROVEMENT

     ESI agrees to cooperate and require Participating Pharmacies to cooperate with Sponsor's and ESI's quality improvement and quality management programs that are consistent with the managed care industry standards, including but not limited to providing information on quality matters and assisting in the implementation of corrective action plans, provided that Sponsor has provided ESI with copies of such programs.

2.9      COMPLAINTS AND GRIEVANCES

     Any complaints or grievances Sponsor receives from Members with respect to services provided pursuant to this Agreement will be resolved in accordance with Sponsor's procedures; provided, however, that Sponsor agrees to solicit ESI's views in a timely manner on any grievance or complaint concerning ESI or a Participating Pharmacy. ESI agrees to cooperate and require Participating Pharmacies to cooperate in the resolution of Member complaints and grievances. ESI shall provide Sponsor with information concerning Member complaints and grievances and assist in the implementation of corrective action plans.

2.10     RECORDS AND SOFTWARE

     (a) OWNERSHIP OF RECORDS. All records prepared and maintained by ESI or Sponsor in the course of their respective operations, including but not limited to all books of account, enrollment records, administrative records and records pertaining to Plans and Members, shall be and remain the sole property of such entity.

     (b) INSPECTION AND CONFIDENTIALITY OF RECORDS. Sponsor shall have the right, upon reasonable request and at its cost, to inspect during regular working hours any accounting, enrollment, administrative or medical records ESI maintains pursuant to this Agreement regarding Sponsor or any Member to the extent such inspection is permitted by applicable law. Sponsor and ESI shall adopt procedures that seek to preserve the confidentiality of each other's records, and will comply with all applicable laws and regulations regarding such records. Sponsor shall be responsible for maintaining the confidentiality of information available to Sponsor through Sponsor's access to ESI's computer system. Neither Sponsor nor ESI shall disclose information from prescription records of individual Members or information received from the Member's physician pursuant to the physician-patient relationship without such Member's consent, except as required or permitted by applicable law. ESI shall, subject to state and federal laws and regulations regarding the confidentiality of patient records, comply with valid requests by the Commissioner of Human Services of Maine and any other duly authorized agent of the State government to review and copy records pertaining to the diagnosis, treatment and health of Members.

     (c) COMPUTER PROGRAMS AND SOFTWARE. The parties agree that any and all computer programs and software and related information, including but not limited to reporting packages, system formats and other system information and user documentation, developed by a party shall remain the property of the party which developed it and the other party will not use such programs, software, and related information, or disclose it to any third party, at any time during or after the term of this Agreement, without the express written consent of the party which developed it. Upon termination of this Agreement, all such programs, software and related information, along with systems, manuals, procedures and equipment provided by one party to the other, shall be returned immediately to the party which provided it.

2.11     ADDITIONAL ESI SERVICES

     (a) ELIGIBLE PRESCRIBER REVIEW. Upon written request of Sponsor with respect to a particular Plan, ESI (with respect to Mail Service Pharmacy prescriptions) and the Participating Pharmacies (with respect to prescriptions Members submit to them) shall verify that the prescriber is a member of Sponsor's closed panel for such Plan based on the most recent eligibility report of prescribers submitted by Sponsor to ESI. If the prescriber is not an eligible prescriber, such claim shall be denied. The eligibility report shall be provided in a mutually acceptable form. Sponsor shall be solely responsible for ensuring the accuracy of the eligibility report provided to ESI, and ESI may rely on such report in processing claims under Section 2.3(d).

     (b) TOLL-FREE CUSTOMER LINE. ESI shall maintain toll-free customer inquiry telephone capability for Members to request the status of their prescriptions and for other purposes.

     (c) ON-CALL PHARMACIST. ESI shall provide a twenty-four (24) hour on-call pharmacist for emergency medical situations.

     (d) ON-LINE ACCESS. ESI shall provide Sponsor with on-line access to ESI's prescription drug claims data base regarding Members for the purpose of permitting Sponsor to look up claims data and make prior authorization determinations with respect to prescription drug claims. All telecommunications related costs as a result of such access shall be borne by Sponsor. Sponsor shall comply with any and all security policies and procedures established by ESI regarding such access. At ESI's request, Sponsor shall execute, and cause specified employees to execute, a security access form. If, as a result of such access, Sponsor obtains any confidential information, Sponsor agrees to keep such information confidential and use it only as permitted by this Agreement, provided that this requirement shall not apply to information that Sponsor possessed prior to receiving it from ESI, or that Sponsor obtains from a third party.

2.12     EXCLUSIVITY.

     Pursuant to Article V of the NYLCare Agreement, Sponsor shall use ESI as its exclusive provider of the managed care products and services provided by ESI to its clients, including programs for pharmacy, vision care and infusion therapy benefits (the "ESI Products"), subject to the availability of such ESI Products to meet Sponsor's needs.

                                   SECTION III
                            FEES; BILLING AND PAYMENT

3.1      FEES.

     The fees for the Prescription Drug Program provided hereunder shall consist of the fees specified in EXHIBIT C of this Agreement. ESI represents and warrants that such fees were calculated as of the Effective Date of this Agreement in accordance with the requirements of Section 5.4.a. of the NYLCare Agreement.

3.2      BILLING AND PAYMENT

    ESI will bill Sponsor as follows:

     (i) no more often than weekly, for all Covered Drugs sent to Members from the Mail Service Pharmacy, less applicable Copayments and Deductibles;

     (ii) no more often than weekly,  for Covered Drugs  dispensed to Members by
Participating  Pharmacies  and  for  Non-Participating   Pharmacy  Claims  (less
applicable Copayments and Deductibles); and

     (iii) bi-weekly or monthly, at ESI's option, for all other fees specified in EXHIBIT C of this Agreement.

     The billings shall be in the form of a readable computer printout or a magnetic tape in a mutually agreed upon format or such other method mutually agreed to by the parties. Sponsor shall pay ESI by wire transfer within one (1) business day of Sponsor's receipt of an ESI bill, except for that portion of the billed amount that is disputed in good faith. Sponsor will give ESI the telephone number and name of the contact person for purposes of the wire transfer. Any disputes regarding billed amounts must be handled in accordance with the provisions of Section 7.9 hereof. Any amount not paid by the due date thereof, including disputed amounts that are subsequently determined to be due, shall bear interest at the prime rate until paid in full; provided that in the case of amounts disputed in good faith in accordance with the procedures set forth in Section 7.9 hereof, interest on disputed amounts which are ultimately paid shall not accrue until the day after ESI disputes in writing Sponsor's adjudication results as presented to ESI in the explanation of benefits.

3.3      LIMITATION ON COLLECTIONS

     Except with respect to Deductibles and Copayments, which are solely the responsibility of the Member, ESI shall look solely to Sponsor for compensation for Covered Drugs and other services provided to Members pursuant to this Agreement. In no event, including but not limited to nonpayment by Sponsor or Sponsor's insolvency or breach of this Agreement, shall ESI bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Members or persons acting on their behalf (other than Sponsor) for services provided pursuant to the Agreement. ESI shall, however, bill Members directly for all non-covered drugs and services, and Deductibles and Copayments. ESI further agrees that (a) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed for the benefit of the Member, and (b) this provision supersedes any oral or written agreement to the contrary now existing or hereafter entered into between ESI and Members or any persons acting on their behalf. Any modifications, additions or deletions to the provisions of this section shall become effective on a date no earlier than thirty (30) days after the Commissioner for Insurance for the jurisdiction in question has received written notice of such proposed changes. ESI represents and warrants that ESI's agreement with each Participating Pharmacy shall also contain limitations on such provider substantially identical to those imposed on ESI as set forth in this Section 3.3.


                                   SECTION IV
           INSURANCE: INDEMNIFICATION; COMPLIANCE WITH APPLICABLE LAW

4.1      INSURANCE

     (a) ESI INSURANCE. ESI shall maintain, at its sole expense, such policies of general liability, professional liability and other insurance of the types and in amounts customarily carried by pharmacies of comparable size with respect to their operations. Upon Sponsor's request, ESI shall provide certificates evidencing such insurance coverage. Such coverage shall include, at a minimum, comprehensive general and professional liability insurance coverage in an amount of not less than ten million dollars ($10,000,000) per occurrence and as an annual aggregate, including without limitation, pharmacist's professional liability coverage for such claims for bodily injury as may arise from operation of the Mail Service Pharmacy under this Agreement.

     (b) SPONSOR INSURANCE. Sponsor shall maintain, at its sole expense, such policies of general liability, professional liability and other insurance of the types and in the amounts customarily carried by health maintenance organizations. Upon ESI's request, Sponsor shall provide certificates evidencing such insurance coverage.

     (c)  NOTICES OF CHANGES IN  INSURANCE.  Each  policy  obtained  pursuant to
Section 4.1(a) and (b) hereof shall provide for at least thirty (30) days advance written notice of cancellation or non-renewal to the insured. ESI and Sponsor shall each notify the other in writing promptly if it receives such notice or otherwise learns that its insurance coverage is to be terminated or coverage is to be materially reduced but in any event, within the period required by the applicable state law for such notice.

     (d) PARTICIPATING PHARMACY AGREEMENTS. ESI's agreement with each Participating Pharmacy shall require each such pharmacy to maintain comprehensive general and professional liability insurance coverage in an amount of not less than one million dollars ($1,000,000) per occurrence and as an annual aggregate, or, when deemed acceptable by ESI, to have in place an equivalent self-insurance program. ESI shall verify that the Participating Pharmacies have the required insurance coverage during the process of credentialling as described in Section 2.3(b) above.

     (e) NO PARTICIPATING PHARMACY INSURANCE. It is understood and agreed that nothing in this Agreement shall be interpreted to mean that ESI holds or is required to hold liability insurance on behalf of any Participating Pharmacy.

4.2      INDEMNIFICATION

     (a) DEFINITIONS. As used in this Section 4.2: (i) "Claims" means civil, administrative and criminal actions, claims, suits and legal proceedings of any kind, arising in connection with the performance of this Agreement by Sponsor and ESI, that are brought against an Indemnitee by a third party unaffiliated with such Indemnitee.

     (ii) "Costs" means damages, settlements, judgments, losses, expenses, interest, penalties, reasonable legal fees and disbursements (including without limitation fees and costs for investigators, expert witnesses and other litigation advisors) and other actual costs incurred by an Indemnitee to investigate, defend or settle a Claim, except that no settlement payments shall be included in Costs unless the Indemnitor has given prior, express written consent to the settlement.

     (iii) "Indemnitee" means a person or entity entitled to indemnification in accordance with this Section 4.2.

     (iv) "Indemnitor" means a person or entity who is required to indemnify an Indemnitee in accordance with this Section 4.2.

     (b) INDEMNIFICATION BY SPONSOR. Subject to and in accordance with Section 4.2(d) below, Sponsor shall indemnify and hold harmless ESI, its directors, officers and employees (the "ESI Indemnitees") from and against Claims and Costs resulting from the grossly negligent acts or omissions or intentional misconduct of Sponsor, its directors, officers, employees or authorized agents in connection with the performance of this Agreement; provided, however, that Sponsor shall not be obligated to indemnify or hold harmless ESI Indemnitees to the extent that such Claims or Costs arise from any grossly negligent acts or omissions or intentional misconduct by ESI Indemnitees or persons or entities acting on their behalf, including without limitation the acts or omissions by Participating Pharmacies.

     (c) INDEMNIFICATION BY ESI. Subject to and in accordance with Section 4.2(d) below, ESI shall indemnify and hold harmless Sponsor, its directors, officers, employees and affiliates (the "Sponsor Indemnitees") from and against Claims and Costs resulting from the grossly negligent acts or omissions or intentional misconduct of ESI, its directors, officers, employees or authorized agents in connection with the performance of this Agreement; provided, however, that ESI shall not be obligated to indemnify or hold harmless Sponsor Indemnitees to the extent that such Claims and Costs arise from (i) any grossly negligent acts or omissions or intentional misconduct by Sponsor Indemnitees or persons or entities (other than ESI) acting on their behalf, or (ii) the acts or omissions of Participating Pharmacies or persons or entities (other than ESI) acting on their behalf.

     (d) OTHER CONDITIONS OF INDEMNIFICATION. After receiving written notice of any Claim for which indemnification would be available under this Section 4.2, the Indemnitee shall give written notice thereof to the Indemnitor, except that the Indemnitee need not give such notice if the Indemnitor has otherwise received written notice of the Claim. The Indemnitor may at any time, in its sole discretion, assume the defense of the Claim by giving written notice to the Indemnitee. Beginning at the point when the Indemnitor assumes the defense of the Claim, all future Costs relating to the Claim shall be borne by the Indemnitor, provided that the Indemnitee cooperates with the Indemnitor in the defense of the Claim. If the Indemnitor elects to assume the defense of the Claim, the Indemnitee shall be represented by legal counsel chosen by the Indemnitor. This may be the same counsel representing the Indemnitor, unless the parties cannot appropriately be represented by the same counsel due to actual or potential conflict of interest, in which case the Indemnitor shall choose separate counsel for the Indemnitee.

     Except to the extent the Indemnitor elects to assume the defense of the Claim as provided in this Section 4.2(d), the Indemnitee shall defend the Claim at its own expense, subject to reimbursement by the Indemnitor in accordance with this Section 4.2. The timing of such reimbursement shall be determined by agreement of the parties; if they are unable after good faith negotiations to agree, the issue shall be handled in accordance with Section 8.9 below. Notwithstanding any other provision of this Section 4.2, no indemnification shall be available hereunder (i) for any settlement to which the Indemnitor did not give prior, express written consent, (ii) for any Claim of which Indemnitor did not receive notice as provided in this Section 4.2(d) or (iii) if the Indemnitee fails to cooperate with the Indemnitor in the defense of the Claim.

     Nothing in this Section 4.2 shall change or diminish in any way the statutory or common law rights of any Indemnitee to contribution from any Indemnitor.

     (e) SURVIVAL. With respect to Claims arising during the life of this Agreement, this Section 4.2 shall survive termination (including expiration) of the Agreement for a period of five (5) years following such termination, provided that if the Indemnitee has given the Indemnitor written notice of a potential Claim within such five (5) year period, the indemnification for such Claim provided hereunder shall survive such termination.

4.3      COMPLIANCE WITH LAW

     Sponsor and ESI each hereby acknowledge that it has sole and exclusive responsibility for its obligations under all relevant federal, state and local statutes, ordinances, rules and regulations, and common law obligations, notwithstanding the existence of this Agreement. Sponsor and ESI shall each perform their duties and exercise their rights in accordance with the standards of the managed health care industry applicable to their operations. ESI represents and warrants that, with respect to this Agreement, it shall comply with the Maine Third-Party Prescription Program Act, Title 32 M.R.S.A. Secs. 13771-13777 (the "Act"), as it may be amended and in effect from time to time, including without limitation, Sec. 13773 of the Act, requiring ESI to (i) file written notice of the provisions of the Prescription Drug Program with the Superintendent of Insurance and the Board of Commissioners of the Profession of Pharmacy of the State of Maine, and (ii) furnish written notice of the commencement of the Prescription Drug Program to all Non-Participating Pharmacies located in those counties in Maine in which Sponsor is authorized by law to serve Members at least thirty (30) days in advance of commencement. The notice shall also advise such pharmacies that they have at least a thirty (30) day period in which they may apply to ESI to become a Participating Pharmacy. Sponsor and ESI shall each perform their duties and exercise their rights in accordance with the standards of the managed health care industry applicable to their operations.

                                    SECTION V
                              TERM AND TERMINATION

5.1      TERM

     The initial term of this Agreement shall begin on the Effective Date and extend through and including December 31, 1999, and may be renewed for additional one (1) year terms as provided herein. At least ninety (90) days prior to the end of the initial term or any renewal term, should either Sponsor or ESI desire not to continue this Agreement beyond the end of such term, such party shall so notify the other party in writing. Should neither party so notify the other, this Agreement shall continue with the same terms, covenants, and conditions as are herein contained for an additional one (1) year term.

5.2      CURE PERIOD FOR ALLEGED BREACHES OR DEFAULTS

     In the event either ESI or Sponsor materially breaches or defaults in performance of any of its obligations under this Agreement (other than payment obligations) and good faith efforts to cure such breach or default have not begun within thirty (30) days after the breaching or defaulting party receives written notice thereof, or if good faith efforts to cure have begun within such thirty (30) day period but such cure is not complete within sixty (60) days after receipt of such notice if such breach or default could reasonably be cured within such period, the other party shall have the right by further written notice to pursue the dispute resolutions procedures set forth in Article 7.9 hereof.

5.3      EFFECT OF TERMINATION

     Notwithstanding termination (including expiration) pursuant to Section 5.2 hereof, the rights and obligations of the parties arising as a result of services provided prior to such termination shall remain in full force and effect for a period of one (1) year following termination, provided that the parties' rights to indemnification under Section 4.2 shall survive as set forth in Section 4.2 hereof. ESI shall complete the processing of prescriptions and claims received by it or by a Participating Pharmacy prior to the effective date of termination of the Agreement.


                                   SECTION VI
                                  MEDICAL DATA

6.1      TYPES OF DATA

     (a) To permit ESI or an authorized agent of ESI to conduct outcome studies and analyses related to prescription drugs and facilitate ESI's management of the pharmacy benefit for NYLCare and Sponsor, Sponsor shall provide to ESI the following data in the possession of Sponsor, and such other data as ESI may reasonably request regarding a subset of Members that is in the possession of Sponsor (all such data, collectively, the "Medical Data"), in accordance with the terms hereof:

                  (a) Hospital inpatient encounters and/or claims data
                  (b) Emergency room encounters and/or claims data
                  (c) Hospital outpatient encounters and/or claims data
                  (d) Physician office visits encounters and/or claims
                  (e) Ancillary services encounters and/or claims

At ESI's request, Sponsor shall provide ESI with Medical Data for such Members which shall go back no less than three (3) years from the date of ESI's request, provided that if Sponsor must retrieve it from archives, ESI will reimburse Sponsor's reasonable actual costs of retrieval.

     Sponsor agrees that, upon ESI's reasonable request, it will assist ESI in requesting access to physician and hospital medical records with respect to Members for such studies and analyses.

     (b) Although Medical Data will be provided by individual Member, the confidentiality of each Member's Medical Data will be protected in accordance with the provisions of Section 2.10(b) and 6.3 hereof.

6.2      PROVISION OF DATA

     Sponsor will provide ESI with the Medical Data within sixty (60) days of ESI's written request for such data, which request shall identify the data requested with reasonable specificity. Sponsor shall also provide to ESI, upon request, updates of any Medical Data previously provided to ESI within sixty
(60) days of receipt of a written request. If the Medical Data are not provided to ESI within such sixty (60) day period (for a reason other than ESI's breach of this Article VI), the pricing for the Prescription Drug Program, as set forth on EXHIBIT C, shall be adjusted retroactive to the date the Medical Data should have been provided to ESI in accordance with this Section 6.2. Claims and encounter data shall be provided to ESI on electronic tape or such other format mutually acceptable to ESI, NYLCare and Sponsor.

6.3      USE OF DATA

     ESI will not sell or provide the Medical Data to any third parties, including any third party which owns an interest in (i) ESI or (ii) in an affiliate (as defined below) of ESI, without the prior written consent of NYLCare on behalf of Sponsor.

     In addition, notwithstanding any other provision of this Agreement, ESI agrees that no Medical Data will be provided to any affiliate of ESI (which is defined, for purposes of this section as a person, entity, or enterprise that controls ESI, is controlled by ESI, or is under common control with ESI) if such an affiliate is partially owned by a health maintenance organization, or by a managed care organization that is, or ESI knows intends to be, a competitor of Sponsor in the Metropolitan Area in which Sponsor is located, unless such affiliate builds a "Chinese Wall" between the affiliate and such health maintenance organization or managed care organization which prevents the transmission of Medical data from the affiliate to such health maintenance organization or managed care organization which is acceptable to and approved by the Board of Directors of ESI. However, if ESI is no longer controlled, directly or indirectly, by New York Life Insurance Company, ESI shall have no right whatsoever to assign or otherwise provide any Medical Data to any affiliate of ESI if such an affiliate is partially owned by a health maintenance organization, or by a managed care organization that is or ESI knows it intends to be a competitor of Sponsor in the Metropolitan Area in which Sponsor is located.


                                   ARTICLE VII
                                  MISCELLANEOUS

7.1      NOTICE

     Any notice which may or must be given under the terms of this Agreement must be in writing and shall be deemed effective upon receipt. Such notice must be (i) sent certified or registered mail, return receipt requested, postage prepaid, or (ii) sent by recognized overnight delivery service, in any case and properly addressed to ESI or Sponsor at the address set forth below, or at such other address as either party shall designate by like notice to the other party.

                  To Sponsor at:

                           NYLCare Health Plans of Maine, Inc.
                           One Monument Square, 5th Floor
                           Portland, Maine 04101
                           Attn:  President

                  and to ESI at:

                           Express Scripts, Inc.
                           14000 Riverport Drive
                           St. Louis, Missouri  63043
                           Attn:  President

Any notice given in the manner specified herein shall be deemed received on the date evidenced on the return receipt card or, in the case of overnight delivery service, other proof of delivery.

7.2.     INDEPENDENT PARTIES

     No provision of this Agreement is intended to create or shall be construed to create any relationship between ESI and Sponsor other than that of independent entities contracting with each other solely for the purpose of effecting the provisions of this Agreement. Neither party, nor any of their respective representatives, shall be construed to be the partner, agent, employee, or representative of the other and neither party shall have the right to make any representations concerning the duties, obligations or services of the other except as consistent with the express terms of this Agreement or as otherwise authorized in writing by the party about which such representation is made.

7.3      SUCCESSORS AND ASSIGNMENTS

     The words ESI and Sponsor as used herein include, apply to, bind and benefit the successors and permitted assigns of ESI and Sponsor. Neither party may assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other party (which consent may not be unreasonably withheld, qualified or delayed), except that either party may without the other party's consent, assign this Agreement or any of its rights or obligations hereunder to a corporate affiliate of such party; provided, however, that (i) the affiliated assignee or delegatee shall agree, in writing, to be bound by the provisions set forth in Section 7.9 hereof regarding dispute resolution, (ii) no such assignment or delegation shall relieve the party so assigning its rights or delegating its obligations hereunder from its obligations under this Agreement without the written consent of the other party to this Agreement and (iii) if ESI assigns any rights with respect to Medical Data, the affiliated assignee shall agree, in writing, to be bound by the provisions of Section VI hereof.

7.4      AMENDMENTS

     No modification, alteration, or waiver of any term, covenant, or condition of this Agreement shall be valid unless in writing and signed by both parties or the agents of the parties who are authorized in writing.

7.5      CHOICE OF LAW

     In so far as this Agreement affects the rights of Members located within the State of Maine, the internal laws of the State of Maine shall apply, but as to all other matters, including the relationship between ESI and Sponsor, this Agreement shall be construed and governed according to the internal laws of the State of Missouri.

7.6      WAIVER

     No waiver of a breach of any covenant or condition shall be construed to be a waiver of any subsequent breach. No act, delay or omission done, suffered, or permitted by the parties shall be deemed to exhaust or impair any right, remedy or power of such party hereunder.

7.7      VALIDITY

     Should for any reason any clause or provision of this Agreement (other than Section III) be held or ruled unenforceable or ineffective under the law, such a ruling shall in no way affect the validity or enforceability of any other clause or provision of this Agreement.

7.8      THIRD PARTY BENEFICIARY EXCLUSION

     Except as set forth in Section 3.3 hereof, this Agreement is not a third party beneficiary contract and shall not, in any manner whatsoever, increase the rights of any Member or any other person with respect to Sponsor or ESI or the duties of Sponsor or ESI to any Member or any other person or create any rights on behalf of any Member or any other person with respect to ESI or Sponsor. Sponsor and ESI reserve the right to amend or terminate this Agreement without notice to, or consent of, any Member or any other person.

7.9      MEDIATION; ARBITRATION

    (a)      MEDIATION

     If a dispute between Sponsor and ESI occurs that arises under or relates to the Agreement or any agreement between ESI and NYLCare, the aggrieved party shall notify the other in writing, specifying in detail the nature of the dispute and proposing a resolution thereof. Within fifteen (15) calendar days of the receipt of such notice, each party shall designate no more than two (2) representatives who shall meet to mediate the dispute. At least one (1) of the Sponsor representatives shall be an employee of NYLCare. To ensure uniform interpretation of contract terms at all Sites, NYLCare shall resolve all issues of contract interpretation and construction on behalf of all Sites, and any such interpretation shall be binding on all Sites except to the extent that materially differing factual circumstances may reasonably render such interpretation inapplicable to a subsequent dispute. If the representatives of the party receiving the notice shall fail to meet with the representatives of the party sending the notice within the fifteen (15) day period, or if the representatives meet but the dispute is not resolved within thirty (30) days of the receipt of the notice of dispute, then the aggrieved party may initiate binding arbitration pursuant to Section 7.9(b) hereof.

    (b)      ARBITRATION

     If any dispute is not resolved by mediation pursuant to the preceding subparagraph a., such dispute shall be resolved by means of binding arbitration pursuant to the rules of the American Arbitration Association as then in effect, using a panel of three arbitrators (ESI and NYLCare each to select one arbitrator and the two arbitrators so selected to jointly choose the third).

7.10     SOLICITATION OF MEMBERS

         In the event that ESI desires to conduct outcomes-related surveys of Members for the benefit of NYLCare or the Sites, ESI shall

         (i) protect Member confidentiality in accordance with the provisions of Section 2.10(b); and

         (ii) obtain the prior written consent of NYLCare to any such survey, which consent shall not be unreasonably withheld, qualified or delayed, provided that ESI shall submit its proposed survey to NYLCare and NYLCare shall raise any and all issues with respect to such survey as submitted, and grant or deny its consent, within thirty (30) days of the date NYLCare receives such survey, and shall respond to each subsequent request for consent to a revision of such survey within fifteen (15) days of the date it receives such revision. If ESI revises such survey to include one or more new subjects, that shall be determined to be a new survey.

7.11     EFFECT OF AGREEMENT.

         This Agreement supersedes in its entirety any and all written or oral agreements between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Managed Prescription Drug Program Agreement to be effective as of the day and year first above written.

                  THIS AGREEMENT CONTAINS A BINDING ARBITRATION
                 PROVISION THAT MAY BE ENFORCED BY THE PARTIES.


EXPRESS SCRIPTS, INC.                       NYLCARE HEALTH PLANS OF
                                            MAINE, INC.


By: /S/ STUART L. BASCOMB                   By: /S/ MITCHELL TAKS
  Name:  STUART L. BASCOMB                    Name:  /S/ MITCHELL TAKS
  Title:  EXECUTIVE VICE PRESIDENT            Title:  TREASURER/CONTROLLER

                                    EXHIBIT A

                           COVERED AND EXCLUDED DRUGS

A.  Covered Drugs:

     See applicable Rider or similar description of outpatient prescription drug benefit.

B.  Excluded Drugs:

     See applicable Rider or similar description of outpatient prescription drug benefit.

                                    EXHIBIT B

                           COPAYMENTS AND DEDUCTIBLES

1.       Copayments per prescription:

         PARTICIPATING PHARMACIES COPAYMENT:

                  Brand Drugs               $______  *
                  Generic Drugs             $______  *

         MAIL SERVICE PHARMACY COPAYMENT:

                  Brand Drugs               $______  *
                  Generic Drugs             $______  *

         MEMBER SUBMITTED CLAIM COPAYMENT

                  Brand Drugs               $______  *
                  Generic Drugs             $______  *

ESI's agreements with Participating Pharmacies shall require that where the amount of the Copayment exceeds the Participating Pharmacy's usual and customary retail price of the Covered Drug at the time the prescription is filled, such pharmacy shall charge such retail price as full compensation for filling that prescription.

2.       Annual Deductibles

For Member's Deductibles, see applicable Rider or similar description of outpatient prescription drug benefit.

-----------------------------
*  See applicable Rider.

                                    EXHIBIT C

                 EXPRESS SCRIPTS PRESCRIPTION DRUG PROGRAM FEES

I. Prescription Drugs dispensed by Participating Pharmacies in ESI's PERxSelectSM Network:

         A.       INGREDIENT COST AND DISPENSING FEE

                  The lower of:

                  (1) [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any; or

                  (2) [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

                           [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

         B.       CLAIMS ADMINISTRATION FEE

                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR
                  CONFIDENTIAL TREATMENT*]

II.      Prescription Drugs filled at ESI's Mail Service Pharmacy:

         A.       INGREDIENT COST

                  Brand Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

                  Generic Drugs: [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] plus applicable sales or excise tax or other governmental surcharge, if any.

         B.       DISPENSING FEE

                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

         C.       CLAIMS ADMINISTRATION FEE

                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

III.     Member Submitted Claims:

         A.       PRESCRIPTION COST:

                  Actual amount paid by Member for the Covered Drug less the applicable Copayment, and/or Deductible

         B.       CLAIMS ADMINISTRATION FEE:

                  [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*]

IV.      Implementation fees:

         [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] for implementation of the ESI program if Sponsor provides ESI with initial Member eligibility on electronic medium in ESI's format. If ESI must create a Member eligibility file by manually entering the data, there will be a [*CONFIDENTIAL TERMS HAVE BEEN OMITTED FROM THIS DOCUMENT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT*] implementation fee.

                                    EXHIBIT D

                      DRUG UTILIZATION REVIEW (DUR) REPORTS

         1.       PCP Analysis
         2.       Prescriber Analysis
         3.       Drug Ranking - Number of Scripts by Therapy Class
         4.       Drug Ranking - Amount Paid by Therapy Class
         5.       Drug Ranking Report on YTD Claim Amount
                  Includes Alphabetical Drug List
         6.       Top 40 Prescribers for a Specific Drug
         7.       Pharmacy Dispensing Report
         8.       High Utilization Member Activity Report
         9.       Controlled Substance - High Utilization Member Activity Report
         10.      Network to Mail Order Movement
         11.      Member Ranking Report
         12.      Group and Rider Stratification Report
         13.      Group Claim Activity Report
         14.      Rider Recap by Group
         15.      Rider Recap by Site
         16.      Summary of Prescription Drug Utilization
         17.      Summary of Drug Utilization by Therapy Class
         18. Controlled Substance Prescribing Physician Analysis Report Ranked by # of Rxs
         19.      Top __ Drugs by Generic Class Name - Based on Ingredient Cost
         20.      Top __ Drugs by Generic Class Name - Based on # of Rxs
         21.      Pharmacy DUR Performance Report